    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996

                                           REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             DESIGNER HOLDINGS LTD.
                             DESIGNER FINANCE TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

           DELAWARE                         2339                        13-3818542
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL         13-7101063
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)       (I.R.S. EMPLOYER
                                                                  IDENTIFICATION NUMBER)

                                 1385 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 556-9600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              JOHN J. JONES, ESQ.
                                GENERAL COUNSEL
                             DESIGNER HOLDINGS LTD.
                            1385 BROADWAY, 3RD FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 556-9600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

           VINCENT J. PISANO, ESQ.                   WILLIAM M. HARTNETT, ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP           CAHILL GORDON & REINDEL
               919 THIRD AVENUE                         EIGHTY PINE STREET
           NEW YORK, NEW YORK 10022                  NEW YORK, NEW YORK 10005
             TEL: (212) 735-3000                       TEL: (212) 701-3000
             FAX: (212) 735-2000                       FAX: (212) 269-5420

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:  [X]     333-13097

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------
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

                        CALCULATION OF REGISTRATION FEE

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  TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
  SECURITIES                      AMOUNT TO BE  OFFERING PRICE  AGGREGATE OFFERING REGISTRATION
  TO BE REGISTERED                 REGISTERED    PER SECURITY         PRICE            FEE
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Convertible Trust Originated
  Preferred Securities of Designer
  Finance Trust...................    460,000    $50.00(2)(3)   $23,000,000(2)(3)    $6,970
-----------------------------------------------------------------------------------------------
Convertible Subordinated
  Debentures of Designer Holdings
  Ltd. ...........................      (4)           --                --             --
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Common Stock par value $.01, of
  Designer Holdings Ltd. .........      (5)           --                --             --
-----------------------------------------------------------------------------------------------
Guarantee(6)......................      --            --                --             --
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Total.............................                                     100%             $
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

(1) Includes 60,000   % Convertible Trust Originated Preferred Securities (the
    "Convertible TOPrS(SM)" or "Preferred Securities") that may be issued pursuant to exercise of the underwriters' over-allotment option.
(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the securities Act.
(3) Exclusive of accrued interest and distributions, if any.
(4) $23,000,000 in aggregate principal amount of   % Convertible Subordinated
    Debentures (the "Convertible Debentures") of Designer Holdings Ltd.
    (the "Company") to be issued and sold to Designer Finance Trust (the "Trust") in connection with the issuance by the Trust of the Preferred Securities. The Convertible Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.
(5) Such shares of Common Stock are issuable upon conversion of the Preferred Securities registered hereunder. This Registration Statement also covers such shares as may be issuable pursuant to anti-dilution adjustments.
(6) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings consisting of obligations of the Company to provide certain indemnities in respect of, and pay and be responsible for certain expenses and debts of, the Trust as described in the Registration Statement. No separate consideration will be received for the Guarantee and the back-up undertakings.
--------------------------------------------------------------------------------
    This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.
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
              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


        The information in the Registration Statement filed by Designer Holdings Ltd. and Designer Finance Trust with the Securities and Exchange Commission (File No. 333-13097) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 1, 1996.

                                          DESIGNER HOLDINGS LTD.

                                          By:          MAURICE DICKSON

                                            ------------------------------------
                                                      Maurice Dickson
                                               Treasurer and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 1, 1996.

                   SIGNATURE                                         TITLE
-----------------------------------------------    ------------------------------------------
               ARNOLD H. SIMON*                            President, Chief Executive
-----------------------------------------------               Officer and Director
                Arnold H. Simon


                MAURICE DICKSON                               Treasurer and Chief
-----------------------------------------------                Financial Officer
                Maurice Dickson

                 DAVID FIDLON*                                Controller and Chief
-----------------------------------------------                Accounting Officer
                 David Fidlon

              MERRIL M. HALPERN*                                Chairman of the
-----------------------------------------------                Board of Directors
               Merril M. Halpern

                 DEBRA SIMON*                               Executive Vice President
-----------------------------------------------                   and Director
                  Debra Simon

              A. LAWRENCE FAGAN*                                    Director
-----------------------------------------------
               A. Lawrence Fagan

                 PETER BROWN*                                       Director
-----------------------------------------------
                  Peter Brown

            FREDERICK W. ZUCKERMAN*                                 Director
-----------------------------------------------
            Frederick W. Zuckerman

       *By:     MAURICE DICKSON
-----------------------------------------------
                Maurice Dickson
               Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Designer Finance Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 1, 1996.

                                          DESIGNER FINANCE TRUST

                                          By:         MERRIL M. HALPERN

                                            ------------------------------------
                                               Merril M. Halpern, as Trustee

                                          By:          ARNOLD H. SIMON

                                            ------------------------------------
                                                Arnold H. Simon, as Trustee

                               INDEX TO EXHIBITS

 EXHIBIT
 NO.                         DESCRIPTION OF EXHIBITS
---------  -----------------------------------------------------------------
      5.1  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
     12.1  Computation of Ratio of Earnings to Fixed Charges.
     23.1  Consent of Coopers & Lybrand L.L.P.
     23.2  Consent of Deloitte & Touche LLP
     23.3  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
           Exhibit 5.1).
     24.1  Power of Attorney filed as Exhibit 24.1 to the Registration
           Statement S-1 on Form S-1 of the Company (File No. 333-13097)
           and incorporated by reference.